UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC
(Name of small business issuer in its charter)

Nevada	7319	26-0091556
State or jurisdiction	Primary Standard Industrial	IRS Employer
of incorporation	Classification Code Number	I.D. Number

4116 Antique Sterling Ct, Las Vegas, NV 89129 (702) 255-4170
(Address of principal place of business or intended principal place of business)

4116 Antique Sterling Ct. Las Vegas NV 89129
(Name address and telephone number of agent for service)

Incorporating Services LTD, 3500 South Duport Highway Dover, Delaware 19901 (302) 531-0855

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Approximate date of proposed sale to the public: The proposed date of sale will be as soon as practicable after the Registration Statement becomes effective.

If any of the securities being register on this form are to be offered on a delayed or continuous bases pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

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CALCULATION OF REGISTRATION FEE

==================================================================================

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)

Common Stock $.001 par value	2,500,000	$0.20	$500,000	$15.35

TOTAL	2,500,000	$0.20	$500,000	$15.35

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

Prospectus

International Industrial Enterprises, Inc.

Common Stock

Our existing shareholders are offering for sale, 2,500,000 shares of common stock. There are no underwriters.

No securities exchange listing at this time.

Investing in our common stock involves a high degree of risk. See’ Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Estimate of the offering range and maximum offering price is 2,500,000 shares of stock at $0.20 per share.

There are no underwriters, discounts or commissions.

All proceeds will be distributed to the existing selling shareholders.

This prospectus will not be used before the effective date of the registration statement.

Information in this prospectus will be amended or completed as needed.

This registration has been filed with the Securities and Exchange Commission.

These securities may not be sold until the registration statement becomes effective.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sales is not permitted.

The date of this prospectus is August 15, 2007 ..

Subject to completion August 15, 2007

ITEM 3

SUMMARY INFORMATION THE OFFERING

By Existing Shareholders

Securities

Being Offered

2,500,000 shares of common stock.

See section entitled "Description of Securities".

Securities Issued

2,500,000 shares of common stock were issued and outstanding as of the date of this Prospectus. 2,500,000 shares of common stock to be sold by existing shareholders. See section entitled "Description of Securities".

Offering Price:

The Selling Shareholders will sell their shares of our common stock at a price of $0.20 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily.

Risk Factors:

See “Risk Factors” on page five and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

No Public Market:

Our common stock is presently not traded on any market or securities exchange. We have not made any application for listing for quotation on the OTC Bulletin Board System.

By means of this prospectus a number of our shareholders are offering to sell up to 2,500,000 shares of our common stock at a price of $0.20 per share. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

As of the date of this prospectus there was no public market for our common stock. Although we intend to have our shares listed on the OTC Bulletin Board, we may not be successful in establishing any public market for its common stock, because the many variables that will determine our success are uncertain and subject to change based upon circumstances that are not foreseen (for example changes in actual demand for our product or services, success or failure of particular product or strategy) in the market place, etc.

Neither the Securities and Exchange Commission nor any State Securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPRECTIVE INVESTORS. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide to buy our shares. Should any one or more of these risks actually materialize, the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

1. You May Lose Your Entire Investment.

Our current float may not provide the same liquidity opportunities as a company with a larger float, which could result in limited volume and decreases of the market price of our shares. This means our shares may not be bought or sold quickly enough to prevent or minimize a loss. Additionally, we have not established a reserve fund as a liquidity cushion.

Our company is subject to all the risks and uncertainties which are characteristic of any enterprise, including substantial problems, expenses and other difficulties typically encountered in the course of, establishing new markets, organizing operations and marketing procedures, and engaging and training new personnel. The likelihood of our success must be considered in light of these problems, expenses, complications, and delays. Should we be unable to overcome these obstacles, you stand to lose your entire investment.

2. Our Auditor Has Expressed a Going Concern Qualification.

Our independent auditor has expressed a “going concern” qualification in the Independent Auditor’s Report on the footnotes to our consolidated financial statements. This means that there is doubt as to our ability to continue operations.

3. We Will Be Subject to Intense Competition.

We operate in the highly competitive tourist map publishing industry. We face competition from existing companies with considerably more financial and business related sources. Such competition may have an adverse effect on our profitability.

Accordingly, we expect to compete on the basis of quality and service. We expect to be less able than our larger competitors to handle generally increasing costs and expenses of doing business. Additionally, it is expected that there may be significant technological advances in the future and we may not have adequate resources to enable us to take advantage of such advances.

4. We May Encounter Unforeseen Costs in the Tourist Map Business.

Our estimates of the cost of and time to be consumed in the provision of various services customarily provided by like companies based upon management’s knowledge may not be accurate. There can be no assurance that analysis of the customer’s various needs, recommendations for and/or implementation of improvements, modifications, cost reductions, and consulting and specific problem-solving, will not cost significantly more than expected or even prove to be prohibitive. Further, we are unable to predict the amount of time or funding that will be consumed in our efforts to obtain the additional debt and/or equity financing required permitting us to offer a full range of services. There can be no assurance that cost overruns will not occur or that such cost overruns will not adversely affect us.

5. We Have Some Modest Debt Obligations.

The Company has some short-term obligations, which may affect our cash flow and ability to operate as anticipated.

6 .If our stock price drops significantly, we may become subject to securities litigation that could result in a harmful diversion of our resources.

In the past, following periods of volatility in the market price of a particular company’s stock, securities class action litigation has been brought against such companies. Any litigation arising from the volatility in the price of our common stock could have an adverse effect upon our business financial condition and results of operations.

7. State Blue Sky Regulations may make it difficult for you to resell your stock.

To ensure that state laws are not violated through the resale of our securities, we will refuse to register the transfer of any of our securities unless we are satisfied that the transfer doesn’t violate any state laws.

8. Our common stock currently is and may continue to be subject to additional regulations applicable to lower priced securities.

Our common stock may be subject to a number of regulations that can affect its price and your ability to sell it. For example, Rule 15g-9 under the Exchange Act may apply to our common stock. This rule imposes sales practice requirements on broker-dealers that sell low priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction.

In addition, under United States securities regulations, our common stock consists of “penny stocks.” Penny stocks, in general, are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market. For any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock. The penny stock rules will not apply if the market price of our common stock is $5.00 or greater. These requirements may reduce the level of trading activity in any secondary market for our common stock and may adversely affect the ability of broker-dealers to sell our securities.

9. Some of our current shareholders will become eligible in the future to sell their stock, which may adversely affect the market price of your stock.

Common stock owned by our present shareholders, officers and directors have shares that are deemed “restricted securities” as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”). In the future they may sell their securities under Rule 144 which provides, in essence, that a person having held restricted securities for a period of one (1) year may sell every three (3) months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of (a) one percent (1%) of the Company’s issued and outstanding common stock or (b) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of common stock without any quantity limitations by a person who is not an affiliate of the Company, and who has satisfied a two (2) year holding period.

10. We Do Not Anticipate Paying Any Dividends or Interest Payments in the Foreseeable Future.

We have not paid any dividends since our Company’s inception and we do not anticipate paying any dividends on our common stock in the foreseeable future. We anticipate that earnings, if any, which may be generated from operations will be used to finance our continued operations and growth. If you anticipate the immediate need of dividends from your investments you should consider not purchasing any of our shares.

11. This Prospectus Contains Forward-Looking Statements.

This statement includes projections of future results and forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 as amended (the” Securities Act”), and section 21E of the Securities Exchange Act of 1934, as amended (the” Exchange Act”). All statements that are included in this prospectus including statements of historical fact are forward-looking statements. Although Management believes that the expectations reflected in these forward-looking statements are reasonable it can give no assurance that such expectations disclosed in this statement including without limitation, in conjunction with those forward-looking statements contained in this statement.

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend” and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actually results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the “risk factors” section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited consolidated financial statements as of June 30, 2007 - Dec 31, 2006 – Dec 31, 2005

Consolidated Balance Sheet Data
	June, 30	Dec 31	Dec 31
	2007	2006	2005

Total Assets	78	72	12,933

Common Stock	2500	2500	2500

Paid-in Capital	40,685	40,685	40,685

Retained Earnings	(58,031)	(56,031)	(30,252)
(Accumulated Deficit)

Total Shareholders' equity	(14,846)	(12,828)	(12,933)

PROSPECTUS SUMMARY

The following summary is a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We were incorporated in the State of Delaware in November 19, 1976.

On July 12, 2004, Jose F. Garcia exchanged 500 shares of his personal stock in our company for 25,000 shares of Group One Associates, Inc., formerly Karlton Management, Inc., which represents 100% of the issued and outstanding shares. Group One Associates, Inc., and Karlton Management Inc., are Nevada corporations.

Mr. Garcia made a capital contribution of Group One Associates, Inc., to our company as an acquisition.

Our primary business is designing and publishing advertiser tourist maps. We design city tourist maps, which are distributed without charge. We sell advertising space on the maps.

Due to the unexpected demise of our President in October 2006, we have been inactive until June 18, 2007, when a new President was elected who revitalized our company.

We believe that we now have an opportunity to restore the momentum of our past business efforts and activity

ITEM 4

USE OF PROCEEDS

We will not receive any proceeds from this offering.

All proceeds from the sale of the 2,500,000 shares from the existing shareholders will be paid directly to those shareholders.

ITEM 5

DETERMINATION OF OFFERING PRICE AND ADDITIONAL INFORMATION

The selling shareholders offering price of their common stock will be determined by market factors. At present there is no public market for the common stock being registered. We arbitrarily selected an offering price of $0.20 cents per share. However, the selling price will be determined by market factors not necessarily related to asset value, net worth, or any criteria of value, which could be considerably less. Announcements of services by our competitors or us may have a significant impact on the market price.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

ITEM 6

DILUTION

Shares outstanding as of June 30, 2007.	2,500,000 shares
Share offered by selling shareholders	2,500,000 shares
Net tangible book value per share	($.066)
Offering price per share	$0.20
Dilution to purchasers of shares
offered by this prospectus.	($.2006)

ITEM 7

SELLING SECURITY HOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”.  We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

Manner of Sale

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. Since as of the date of this prospectus no market exists for our common stock, sales by the selling shareholders are not possible until our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange. Estimated selling price is price of $0.20 per share. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders.  A selling shareholder will pay all sales commissions and other costs of the sale of the shares offered by them. Jose F. Garcia, a shareholder will pay all costs of registering the shares offered by the selling shareholders. Which are estimated to be $ 8,000. of which $7,130.35 has been paid to date.

LIST OF SELLING SHAREHOLDERS

As of July 10, 2007

NAME	Shares to be sold	Percentage ownership
Donald C. Bradley	50,000	2%
Jeff Bradley	50,000	2%
Cambro Investments, Inc.	25,000	1%
Joel Clinton Dennis	100,000	4%
Jose F. Garcia	500,000	20%
Alfonzo Hernandez	100,000	4%
Alfonzo Hernandez Jr.	100,000	4%
Maria V. Melgar	50,000	2%
Katrina O. Schultz	100,000	4%
Amet Nicole Singh	100,000	4%
Angelina Raquel Singh	100,000	4%
Carvell Shah Singh	100,000	4%
Don Singh	100, 000	4%
Jhallan Shah Singh	100,000	4%
Julie Singh	100,000	4%
Nathan Shah Singh	100,000	4%
Taelor Shah Singh	100,000	4%
Jennifer Surprenant	100,000	4%
Cede & Co	25,000	1%
(Vashti C. Roebuck)
David W. Rodgers	500,000	20%

Total Shares	2,500,000	100%

Number of Shareholders	20

To our knowledge, no selling shareholder is affiliated with a broker/dealer.

ITEM 8

PLAN OF DISTRUBUTION

There is no plan of distribution.

The securities being offered may be sold by the Selling Shareholders or by those whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by Selling Shareholders. The distribution of the securities by the Selling Shareholders may be effected on one or more transactions that may take place in the over-the-counter market, including broker’s transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

Any of the Selling Shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the securities Act of 1933, as amended, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the Selling Shareholders provide us with cash proceeds from their sales of the securities. If any of the Selling Shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

If our company or its management receives proceeds from the sales of the securities by the Selling Shareholders, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sales of securities.

In addition, the Selling Shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be “underwriters within the meaning of the Securities Act of 1933, as amended, and the commissions or discounts and other compensations paid to such persons may be regarded as underwriters’ compensation.

In addition to, and without limiting each of the Selling Shareholders and any other person participating in a distribution will be affected by the applicable provisions of the 1934 Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Shareholders or any such other person.

Under the 1934 Act, and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.

Also the Selling Shareholders are subject to applicable provisions, which limit the timing of purchases and sales of our common stock by the Selling Shareholders.

We have informed Selling Shareholders that, during such time as they may be engaged in distribution of any of shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any Selling Shareholder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the Selling Shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specific maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Shareholder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

There can be no assurance that the Selling Shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdiction only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the 1934 Act, any person engaged in distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

Timing of Sales.

The Selling Shareholders may offer and sell the shares covered by this prospectus at various times. The Selling Shareholders will act independently of each other in making decisions with respect to the timing, manner and size of each sale.

Offering Price.

The Selling Shareholders may sell their shares at an offering price of $0.20 per share in private transactions until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the Selling Shareholders to the public may be:

(1)

The market price prevailing at the time of sale;

(2)

A price related to such prevailing market price; or

(3)

Such other price as the Selling Shareholders determine from time to time.

Our common stock is not currently listed on any national exchange or electronic quotation system. If out common stock becomes publicly traded, then the sale price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Manner of Sale.

The shares may be sold by means of one or more of the following methods:

(1)

a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

(2)

purchase by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

(3)

ordinary brokerage transactions in which the broker solicits purchasers;

(4)

through options, swaps or derivative;

(5)

privately negotiated transactions; or

(6)

in a combination of any of the above methods.

The Selling Shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by the brokers or dealers may, but is not expected to, exceed that which is customary for the types of transaction involved. Broker-dealers may agree with a Selling Shareholder to sell a specific number of shares at a stipulated price per share, and to the extent the broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then current market price or in negotiated transactions. In connection with resale of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

We intend to request a broker-dealer to make application to the NASD to have the Company’s securities traded on the OTC Bulletin Board System or published in print and electronic media, or either, in the Pink Sheets, LLC., “Pink Sheets.”

If our Selling Shareholders enter into arrangements with brokers or dealers , as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

ITEM 9

LEGAL PROCEEDINGS

We are a Nevada corporation in good standing, with the necessary authority to offer the Shares which were issued by the company and being restricted hereunder, and be bound by the terms and conditions of performance on our part. We are not a party to or involved in or aware of any litigation or other adverse claims, lawsuits, investigations or other legal proceedings of a material nature involving us at this time.

During the past five years, none of our directors, executive officers or persons nominated to become directors or executive officers, have been convicted in a criminal proceeding. Nor have any such persons been subject to a petition under the Bankruptcy Act or any state insolvency law whether filed by or against such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or corporation or business association of which such person was an executive officer at or within two years before the time of such filing, or has a receiver, fiscal agent or similar officer ever been appointed by a court for the business or property of such person.

We are not involved in any legal proceedings and we do not know of any legal proceedings, which are threatened or contemplated.

ITEM 10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Name	Age	Title

David W. Rodgers	45	President, Secretary, Treasurer, Director.

Our officers and directors are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified, or until prior resignation or removal.

Business Experience

David W. Rodgers, President, Secretary Treasurer, Director.

2001 2007

R4 Services, Owner/Internet Sales and Marketing Services.

1998 2001

Research 2000, Director/ Public Relations and Advertising

1995 1997

Phoenix Media Group/Sales/Account Manager

1991 1994

Special Alert Publications, Owner/Newsletter and Corporate Report.

Education

1981

University of Notre Dame

Bachelor of Science Degree, Engineering Sciences.

1997 to Present.

Web Design and Internet Marketing courses at community colleges, seminars, workshop and on-line.

1983 to Present.

Sales and Business courses at community colleges, seminars, workshop and on-line.

ITEM 11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this report concerning beneficial ownership of the Company’s Common Stock by (i) each director, (ii) each executive officer, (iii) the directors and officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than five percent (5%) of the Common Stock.

Name and address	Position	Amount	Percent held	Class

David W. Rodgers	Pres/Sec/Treas/Dir.	500,000 shares	20%	Common
1982 Rainbow Blvd. # 101.

Las Vegas, NV 89108

Jose F. Garcia	Beneficial Owner	500,000 shares	20%	Common
4116 Antique Sterling Ct.
Las Vegas, NV 89129

Compensation

1.

The named executive officers did not receive additional non-cash compensation, prerequisites or other personal benefits.

2.

Dollar value of base salary (both cash and non-cash) earned during the year.

3.

Dollar value of bonus (both cash and non-cash) earned during the year.

	Period ending	Annual
	June 30, 2007	Compensation
Name and Principal Position (1)	Salary (2)	Bonus (3)

David W. Rodgers Pres/Treas/ Sec/ Dir.	None	None

Stock Options: We have not granted any stock options and do not have any stock option plans in effect as of the date of this prospectus. In the future, we may grant stock options to its officers, directors, employees or consultants.

Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

The following shows the amounts, which we expects to pay to our officers during the twelve-month period ending December 31, 2007, and the time, which our executive officers plan to devote to our business.

Name	Proposed Compensation	Time to be devoted To Our Business

David W. Rodgers	None	20 hours per week
Pres/Sec/Treas/Dir.

We do not have any employment agreements with our officers or employees.

We do not maintain any key man insurance on the life or in the event of disability of any of our officers.

SHAREHOLDERS

The following lists all shares of our common stock since its incorporation.

The following table shows the ownership of our common stock as of the date of this prospectus August 15, 2007 by each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares, each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

Name and Address	Number of Shares	Percent of class

David W. Rodgers	500,000	20%
1982 N. Rainbow Blvd. #101
Las Vegas, NV 89108

All officers and Directors
as a group	500,000	20%

Beneficial Owner (5%)

Jose F. Garcia	500,000	20%
4116 Antique Sterling Ct
Las Vegas, NV 89129

Certificates:	2
Control Shares:	1,000,000

Total Shares:	1,000,000
Total Shareholders:	2

SHAREHOLDERS DETAILED LIST

(July 10, 2007)

ALL COMMON STOCK

				Compensation
SHAREHOLDER	Issued	Shares	Percent	paid for shares

Donald C. Bradley	6/16/96	50
9116 Covered Wagon Dr	1/25/05	49,950
Las Vegas, NV 89117	Total	50,000	2%	$.001

Jeff Bradley	6/16/96	50
1522 Marita Dr	1/25/05	49,950
Boulder City NV 89005	Total	50,000	2%	$.001

Cambro Investments	1/25/05	25,000	1%	Services
350 Kachina Circle				$.10
Las Vegas, NV 89123

Cede & Co	3/10/05	10,000
P.O. Box 222	3/23/05	15,000
Bowling Green Station
New York, NY 10274	Total	25,000	1%	Services
(Vasthi C. Roebuck)				$.10

Joel Clinton Dennis	6/16/96	100
105 N. Minnesota St #100	1/25/05	99,500
Las Vegas NV 89105	Total	100,000	4%	$.001

Jose F. Garcia	6/16/96	500
4116 Antique Sterling Ct.	1/25/05	499,500
Las Vegas, NV 89129	Total	500,000	20%	$.001

Alfonzo Hernandez	6/16/96	100
8429 Gonzaga Ave	1/25/05	99,500
Los Angeles CA 90045	Total	100,000	4%	$.001

Alfonzo Hernandez Jr.	6/16/96	100
6715 W 85th Place	1/25/05	99,900
Los Angeles CA 90045	Total	100,000	4%	$.001

Maria V. Melgar	6/16/96	100
21041 N 61 St.	1/25/05	49,900
Glendale AZ 85308	Total	50,000	2%	$.001

Katrina O Schultz	6/16/96	100
8000 My Royal Ct.	1/25/05	99,900
Las Vegas, NV 89109	Total	100,000	4%	$.001

Amet Nicole Singh	6/16/96	100
6800 E Lake Mead Apt #113	1/25/05	99,900
Las Vegas, NV 89156	Total	100,000	4%	$.001

Angelina Raquel Singh	6/16/96	100
3165 Ferndale St	1/25/05	99,900
Las Vegas, NV 89121	Total	100,000	4%	$.001

Carvell Shah Singh	6/16/96	100
3165 Ferndale St	1/25/05	99,900
Las Vegas, NV 89121	Total	100,000	4%	$.001

Don Singh	6/16/96	100
420 Nellis Blvd #131	1/25/05	99,900
Las Vegas, NV 89110	Total	100,000	4%	$.001

SHAREHOLDERS DETAILED LIST (Continued)

(July 10, 2007)

ALL COMMON STOCK

				Compensation
SHAREHOLDER	Issued	Shares	Percent	paid for shares

Jhaelan Shah Singh	6/16/96	100
8600 E Lake Mead Apt. #113	1/25/05	99,990
Las Vegas, NV 89156	Total	100,000	4%	$.001

Julee Singh	6/16/96	100
420 N. Nellis Blvd #131	1/25/05	99,990
Las Vegas, NV 89110	Total	100,000	4%	$.001

Nathan Shah Singh	6/16/96	100
6800 E Lake Mead Apt. #113	1/25/05	99,990
Las Vegas, NV 89156	Total	100,000	4%	$.001

Taelor Shah Singh	6/16/96	100
6800 E Lake Mead Apt. #113	1/25/05	99,990
Las Vegas, NV 89156	Total	100,000	4%	$.001

Jennifer Surprenant	6/16/96	100
37 Port Royale Rd	1/25/05	99,990
Coronado CA 92118	Total	100,000	4%	$.001

David W. Rodgers	6/18/07	500,000	20%	$33.333
1982 Rainbow Blvd. #101
Las Vegas, NV 89108

Common Free Trading:
Certificates:	18
Shares	1,500,000

Common Restricted:
Certificates:	2
Control Shares:	1,000,000

Total Shareholders:	20

Total Shares Issued and Outstanding:
2,500, 000

ITEM 12

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $.001 per share.

The following description of our capital stock discloses all material information relating to our common stock but is not a full summary of all information relating to our common stock. The description is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock

As of the date of this offering, there were 2,500,000 shares of our common stock issued and outstanding, held by 20 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

All shares offered by the selling stockholders are validity issued fully paid and non-assessable shares of our capital stock.

We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”.  We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder has, or had, any material relationship with our officers or directors. To our knowledge, no selling shareholder is affiliated with a broker/dealer.

ITEM 13

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to be connected with us or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal

H. Delbert Walker

Law offices of H. Delbert Walker

8160 Highland Drive

Sandy, Utah 84093

(801) 438-1099

Will pass upon certain legal matters in connection with the validity of the issuance of the share of common stock.

Auditor

Gruber & Company, LLC

121 Civic Center Drive

Lake Saint Louis, Missouri 66387

Has audited our Consolidated Financial Statements for the periods and to the extent set forth in its report, which are included herein in reliance upon the authority of said person as an expert in accounting and auditing.

Transfer Agent

Holladay Stock Transfer,

2939 North 67th Place,

Scottsdale, Arizona 85251

(480) 481-3940

ITEM 14

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

We have adopted provisions on our bylaws that eliminate to the fullest extent permissible under Nevada Revised

Statutes, the liability of our directors to the company for monetary damages. Such limitations of lability do not affect the availability of your equitable injunctive relief or rescission.

Our bylaws provide that the company shall indemnify our directors and officers to the fullest extent permitted by Nevada law including circumstances in which indemnification is otherwise discretionary under Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, We have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

There is no current pending litigation or proceeding involving any of our directors, officers, employees or other agents of the company in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 15

ORGANIZATION WITHIN LAST FIVE YEARS

On June 14, 2004, Cathy Souers, President stated at the shareholders meeting that Jose F. Garcia had a tentative agreement with Edward V. Stambro to become a shareholder and to activate a business plan to develop Internet sales and brand identity enhancement. Edward V. Stambro was elected President, Secretary, Treasurer and Director to implement the plan.

On July 12, 2004 at a special meeting of the Board of Directors and Shareholders, Edward V. Stambro presented a new business plan to develop the tourist map business. He stated that the growth rate and tourist and convention attendance was 38,800,000 in 2006 and that created an opportunity to be considered.

He said, he had published tourist maps in cities of Atlantic City, Brigantine, Ventnor, Margate, Longport Summers Point, Ocean City, and Wildwood, New Jersey and in the cities of Sarasota, Bradenton, Clearwater, St Petersburg, Fort Walton, Tallahassee, Daytona Bridge, Ft Meyers, Naples and Tampa, Florida. Mr. Stambro said the Las Vegas tourist map business would take approximately eight months to begin publishing and during that time he would look for a buyer to purchase Karlton Management, Inc. corporate resident agent accounts and use the proceeds to fund the map business.

He said the company would publish two tourist maps, two times a year. One map to feature tourist attractions, and the other to feature Las Vegas nightlife.

And it was RESOLVED, Mr. Stambro to sell some assets, of its acquisition, Karlton Management, Inc., and to use the funds to develop the tourist map business.

February 2, 2005.  Seven months later. Mr. Edward V. Stambro sent a letter to shareholders that he had congestive heart and kidney failure which required he spend four hours a day, three times a week on dialysis machine while waiting for a kidney transplant.

He stated he felt he could continue to conduct the affairs of the business and if his condition worsened he would step down. He asked the shareholders be patient for the next six months.

Nine months later, on December 29, 2005, he wrote a letter to Shareholders that he was able to sell certain assets for $15,010 and the funds would be used to develop the map business.

On June 18, 2005, he wrote a letter to the Shareholders stating his health situation had stabilized and he was returning to work full time and that he arranged for a Scion delivery truck.

On June 12, 2006, he announced the map was completed and he was in process of arranging a personal loan of $13,000 to continue operations, which turned into a $15,000 loan from David W. Rodgers.

On October 16, 2006, he unexpectantly died.

On October 19, 2006, his widow, Mary Rita Stambro and David W. Rodgers were elected Directors.

On October 20, 2006, Mary Rita Stambro was elected President, Treasurer, and David W. Rodgers was elected Secretary.

There was no further business activity until June 18, 2007; on that day David W.Rodgers was elected President, Secretary and Sole Director of our company. At this shareholders meeting, he announced that 500,000 shares of stock held by Edward V. Stambro was transferred into his name in accordance with a previous loan agreement.

ITEM 16

DESCRIPTION OF BUSINESS

International Industrial Enterprises, Inc. was incorporated on November 19, 1976 in the State of Delaware by John C. Prescott, a resident of Las Vegas, Nevada whose purpose was real estate investment, which continued until April 1982 at which time a bankruptcy was declared. The company became dormant until July 29, 1994 when Jose F. Garcia made an offer to purchase the company.

Plans to operate a business materialize on June 14, 2004, when Jose F. Garcia, a major stockholder purchased Karlton Management, Inc., whose name was changed to Group One Associates Inc., a Nevada Corporation. Group One Associates, Inc. became an acquisition of our company, when Mr. Garcia made it a capital contribution to our company.

The new President Edward V. Stambro had many years of experience in designing and printing tourist maps for tourist oriented locations and work began on tourist maps for Las Vegas.

Our Business stalled for eight months due to the demise of our President in October 2006. On June 18, 2007, a new President was elected and our business began anew.

While we do not own any printing equipment; we do job-out our printing needs (maps) to established printing companies. Our tourist maps are due to be printed on quality paper stock and our map designs are comical as well as informational.

We intend to hire experienced advertising salesmen to sell advertising space on our maps.

There is vigorous competition in the publishing and distribution of maps of Las Vegas.

Some of these maps are sold and some are free.

We intend to compete by offering a free Las Vegas map with advertisers, which feature main thoroughfares (no secondary roads) and the location of Hotels, Casinos, Restaurants and tourist locations.

We are not dependent upon the availability of raw materials and do not have to rely upon any principal suppliers, patents, trademarks, licenses, concessions, royalty agreements and labor contracts.

Government regulations and approval are not required nor are there any probable government regulation foreseen in the future.

We currently have one employee. We intend to become a reporting company and will be subject to filing 10Q’s and 10K’s with SEC.

ITEM 17

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of operation for the next twelve months

At present, there is no cash flow to sustain our operation for the next twelve months which leaves us with the following:

1.

Being a public company will position us with the ability to raise capital. Debt/Equity.

2.

We expect to obtain personal and business loans for the next six months operations from officers, directors, shareholders and business relationships. These loans will provide operational funds for the next six-month period at which time sales to advertisers are anticipated to begin and provide revenue to pay operational expenses.

3.

There are no causes for any material changes at this time.

4.

There are no seasonal aspects that could have a negative material effect on our financial condition or results of operation.

5.

The major trend is the continuous growth of the numbers of tourists 39,000,000 in 2006 of which 4,000,000 were conventioneers.

Growth process is expected to continue, as there is over ten billion dollars allocated at present for construction of facilities on the Las Vegas Strip, and plans for additional commercial and home construction are projected.

In 1956, there were 35,000 inhabitants; at present there are over two million. Growth is expected to be between 2.5 and 3.5 for the next two years.

ITEM 18

DESCRIPTION OF PROPERTY

The Company does not own any property at the present time and has no agreements to acquire any property. Our executive offices are located at 4116 Antique Sterling Ct., Las Vegas, Nevada 89129. (The space is approximately 150 square feet total) and is provided by a shareholder at no cost. We believe that this space is adequate for our needs at this time, and we believe that we will be able to locate additional space in the future, if needed, on commercially reasonable terms.

ITEM 19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 18, 2007 Shareholders meeting David W. Rodgers was elected President, Secretary, Treasurer and Sole Director of our company, at the meeting he announced that 500,000 shares of stock held by Edward V. Stambro was transferred into his name in accordance with a previous loan agreement with Mr. Stambro.

ITEM 20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market.

At present we are not listed on any stock exchange. We intend to file for a listing on the Over-The-Counter Bulletin Board Exchange (OTC-BB) or on the Pink Sheets as soon as we become a reporting company.

This registration is for 2,500,000 shares of common stock held by the 20 shareholders. There are no options, warrants or convertible securities.

We have not declared any cash dividends in the past two years and while there are no restrictions that limit the ability to pay dividends on common stock, we are likely to do so in the future.

There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. We will request a broker-dealer to make application to the NASD to have the Company’s securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets LLC “Pink Sheet.”

The Securities and Exchange Commission adopted Rule 15g-9 which established the definition of a “penny stock,” for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for trans- actions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transaction in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

For the initial listing in the NASD Small Cap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

For continued listing in the NASD SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000 a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

There are less requirements for a small business to be listed on the NASD, Over The Counter Bulletin Board

(OTC-BB) Exchange.

Shareholders.

As of July 10, 2007, there were 20 stockholders of record of our common stock.

This registration is for 2,500,000 shares of common stock held by the 20 shareholders. There are no options, warrants or convertible securities.

ITEM 21

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our executive officers ending June 30, 2007.

Name/Title	Year	Salary	Bonus	Common Stock
David W. Rodgers
Pres/Sec/Treas/Dir.	June 30, 2007	None	None	None

Employment Agreement

Currently, we do not have any employment or consultant agreements.

Compensation of Directors.

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants.

We have not grated any stock options to any of our directors and officers since inception.

Exercises of Stock Options and Year-end Option Values.

None of our directors or officers have exercised any stock options since inception.

Outstanding Stock  Options.

None of our directors or officers hold any options to purchase any shares of our common stock.

ITEM 22

FINANCIAL STATEMENTS

INTERNATIONAL INDUSTRIAL ENTERPRISES, Inc.

FINANCIAL REPORT

December 31, 2005

December 31, 2006

June 30, 2007

Gruber & Company LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF International Industrial Enterprises Inc.

We have audited the accompanying balance sheet of International Industrial Enterprises Inc. as of December 31, 2006, 2005 and 2004 and the related statements of operations, stockholders equity and cash flows for the years then ended.  Theses financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  These standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Industrial Enterprises Inc as of December 31, 2006, 2005 and 2004 and the results of its’ stockholders equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepares assuming the Company will continue as a going concern.  As discussed in note 1 to the financial statements, the Company has incurred substantial losses and this raises substantial doubt about it ability to continue as a going concern.  The financial statements do no include any adjustments that might result from this uncertainty.

/s/ Gruber & Company, LLC

Gruber & Company, LLC

Lake Saint Louis, Missouri

August 6, 2007

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

	30-Jun	31-Dec	31-Dec	31-Dec
	2007	2006	2005	2004
ASSETS
Current Assets:
Cash and Cash Equivalents	$78	$72	$7,343	$316
Note Receivable	-	-	5,590	-
Total Current Assets	78	72	12,933	316

TOTAL ASSETS	$78	$72	$12,933	$316

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Stockholder Loan	14,924	12,900	-	-
Total Liabilities	14,924	12,900	-	-

Stockholders’ Equity:
Common Stock –
50,000,000 shares authorized,
2,500,000 shares issued and outstanding
at .001 per share	2,500	2,500	2,500	2,500
Additional Paid in Capital	40,685	40,685	40,685	23,085
Retained Deficit	-58,031	-56,013	-30,252	-25,269

Total Stockholders’ Equity (Deficit)	-14,846	-12,828	12,933	316

TOTAL LIABILITIES, STOCKHOLDERS’ DEFICIT	$78	$72	$12,933	$316

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	6 Mos	YEAR	YEAR ENDED
	30-JUNE-07	31-Dec-06	31-Dec 05	31-Dec-04

SALES	$-	$1,462	$13,914	$23,712

GENERAL, ADMINISTRATIVE
AND SELLING EXPENSES	2,018	27,223	34,487	36,646

LOSS	-2,018	-25,761	-20,573	-12,934

INCOME TAX EXPENSE	-	-	-	-
OTHER INCOME	-	-	15,590	-

NET LOSS FOR THE PERIOD	$-2,018	$-25,761	$-4,983	$-12,934

EARNINGS (LOSS) PER SHARE	0	-0.01	-0.02	-0.05

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

January 1, 2004 to June 30, 2007

			Additional
	Common Stock		Paid In	Retained	Total
	Shares	Amount	Capital	Deficit	S/E

January 1, 2004	250,000	$250	$12,635	$-12,335	$550

Contributions to Capital	-	-	12,700	-	12,700

Stock Spilt	2,250,000	2,250	-2,250	-	-

Net Loss	-	-	-	-12,934	-12,934

Balance December 31, 2004	2,500,000	2,500	23,085	-25,269	316

Contributions to Capital	-	-	17,600	-	17,600

Net Loss	-	-	-	-4,983	-4,983

Balance December 31, 2005	2,500,000	2,500	40,685	-30,252	12,933

Net Loss	-	-	-	-25,761	-25,761

Balance December 31, 2006	2,500,000	2,500	40,685	-56,013	-12,828

Net Loss	-	-	-	-2,018	-2,018

Balance June 30, 2007	2,500,000	$2,500	$40,685	$-58,031	$-14,846

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

CONSOLIDATED STATEMENT OFCASH FLOWS

	6 MOS	YEAR ENDED
	30-JUN-07	31-Dec-06	31-Dec-05	31-Dec-04

CASH FLOWS FROM OPERATING
ACTIVITIES
Net Loss	-2,018	-25,761	-4,983	-12,934

NET CASH USED BY
OPERATING ACTIVITIES	-2,018	-25,761	-4,983	-12,934

CASH FLOWS FROM FINANCING
ACTIVITIES
Proceeds/ Payment on Notes Receivable	-	5,590	-5,590	-
Contributions to Capital	-	-	17,600	12,700
Proceeds from Loan Payable	2,024	12,900	-	-

NET CASH PROVIDED BY
FINANCING ACTIVITIES	2,024	18,490	12,010	12,700

INCREASE (DECREASE) IN CASH	6	-7,271	7,027	-234

Cash at beginning of period	72	7,343	316	550

Cash at end of Period	78	72	7,343	316

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

Notes to Consolidated Financial Statements

YEARS ENDED DECEMBER 31, 2006, 2005, 2004

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

The financials include the accounts of International Industrial Enterprises, Inc. (Company) and Group One Associates, Inc. (GOA) a wholly owned subsidiary.

GOA, up until July 2004 was in the corporate formation and resident agent business in the State of Nevada.  In December 2005 GOA sold its assets, consisting of goodwill and a customer list to an unrelated third party.  On December 21, 2005 GOA changed its name from Karlton Management Inc. GOA is in the publication of Tourists Maps business.

GOA (formerly Karlton) was incorporated in February of 1999 in the State of Nevada.

The Company was incorporated in Delaware in 1976 and is the parent entity.  The Company intends to seek additional acquisitions.

GOING CONCERN

The Company has been unable to generate sufficient operating revenues and has incurred material losses.

There is no assurance that the Company will be able to obtain funding through the sale of additional securities or that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  These financial statements do not include any adjustments that might result from this uncertainty.

BASIS OF PRESENTATION

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenue and expenses during the reported period.  Actual results could differ from those estimates.  Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud.  The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

Notes to Consolidated Financial Statements

YEARS ENDED DECEMBER 31, 2006, 2005, 2004

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation. – The consolidated financial statements include the accounts of the Company and GOA.  All significant intercompany balances and transactions have been eliminated in consolidation.

Fair value of financial instruments – The Company’s financial instruments consist of cash and cash equivalents, receivables, accounts payable and accrued expenses, loans payable to related parties, and loans payable to third parties, which approximate fair value because of their short maturity.

Cash and cash equivalents – For purposes of the consolidated balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

Property and equipment – Property and equipment are recorded at cost.  All maintenance and repair costs are expensed when incurred.  Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets.

Other assets – Other assets are recorded at the lower of cost or fair value.  In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”, these assets are reviewed at least annually for impairment.

Revenue recognition – Revenue is recognized on sales when services are completed.  Risk of loss on accounts receivable is assessed periodically and the allowance for doubtful accounts is adjusted based on this risk assessment.

Research and development costs – Research and development costs, including patent acquisition, filing and registration costs and prototype development costs, are charged to expense in the periods incurred.

Stock-based compensation. – The company may periodically issue shares of common stock for services rendered or for financing costs.  The company may also periodically issue shares of common stock in conjunction with the acquisition of an all or a portion of the equity interest in a business.  The shares of common stock vest immediately on issuance and are not subject to any redemption rights.

The value of the shares of common stock issued for accounting purposes is based on the market price of the shares at the date of the transaction or on the fair value of the services rendered or net assets acquired, whichever is more determinable, based on the specific facts and circumstances of each transaction.

The company may periodically issue stock options to employees and stock options or warrants to non employees in non capital raising transactions for service and for financing costs.

The Company has adopted Statement of financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” (SFASno.123), which established a fair value method of accounting for stock based compensation plans.

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

Notes to Consolidated Financial Statements

YEARS ENDED DECEMBER 31, 2006, 2005, 2004

The provisions of SFAS No. 123 allow companies to either record and expense in the financial statements to reflect the estimated fair value of stock options to employees, or to continue to follow the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, but to disclose on an annual basis the pro forma effect on net income (loss) and net income (loss) per share had the fair value of the stock options been recorded in the financial statements. SFAS 123 was amended by SFAS No. 148, which now requires companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options issued to employees.  The company has elected to continue to account for stock based compensation plans utilizing the intrinsic value method.  Accordingly, compensation cost for stock options will be measured as the excess, if any, of the fair market price of the Company’s common stock at the same date of grant above the amount an employee must pay to acquire the common stock.

In accordance with SFAS No. 123, the cost of stock options and warrants issued to non-employees is measured at the grant date based upon the fair value of the award.  The fair value of the stock based award is determined using the Black Scholes option-pricing model.  The resulting amount is charged to expense on the straight line basis over the period in which the company expects to receive benefit, which is generally the vesting period.

In accordance with SFAS No. 123, the company will provide footnote disclosure with respect to stock based employee compensation.  The value of a stock based award will be determined using the Black Scholes option pricing model, whereby compensation cost is the fair value of the ward as determined by the pricing model at the grant date or measurement date.  The resulting amount will be charged to expense on the straight line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.  Stock options issued to non employee directors at fair market value will be accounted for under the intrinsic value method.  The company did not have any stock options outstanding during the years ended December 31, 2005, 2004.  Accordingly no pro forma financial disclosure is provided herein.

Income taxes – Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Earnings (loss) per share -  Basic earnings (loss) per share are computed by dividing the net income (loss) by the weighted-average number of shares of common stock and common stock equivalents. Common Stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method.  The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later.

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

Notes to Consolidated Financial Statements

YEARS ENDED DECEMBER 31, 2006, 2005, 2004

Recent Accounting Pronouncements – In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN No. 46R), which address how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity.  FIN No. 46R replaces FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, which was issued in January 2003.  Companies are required to apply FIN No. 46R to variable interest in variable interest entities (“VIE’s”) created after December 31, 2003.  For variable interest in VIE’s created before January 1, 2004, the Interpretation is applied beginning January 1, 2005.  For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change.  If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE.  The Company does not have any interest in any VIE.

In March 2004, the FASB approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1,  “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.”  The objective of this Issue is to provide guidance for identifying impaired investments.  EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired.  In September 2004, the FASB issued a FASB Staff Position (FSP) EITF 03-1-1 that delays the effective date of the measurement and recognition guidance in EITF 03-1 until after further deliberations by the FASB.  The disclosure requirements are effective only for annual periods ending after June 15, 2004.  The Company has evaluated the impact of the adoption of the disclosure requirements of EITF 03-1 and does not believe it will have an impact to the Company’s overall combined results of operations or combined financial position.  Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of EITF 03-1.

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs, an amendment of ARB No. 43, Chapter 4 (“SFAS No. 151”. The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities.  The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004.  The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

Notes to Consolidated Financial Statements

YEARS ENDED DECEMBER 31, 2006, 2005, 2004

In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67” (“SFAS 152”) SFAS 152 amends SFAS No. 66, “Accounting for Sales of Real Estate”, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Cost and Initial Rental Operations of Real Estate Projects”, to state that in guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions.  The accounting for those operations and costs is subject to the guidance in SOP 04-2.  SFAS 152 is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged.  The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, “Exchange of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions.”  The amendments made by SFAS 153 are based on the principle that exchange of non-monetary assets should be measured based on the fair value of the assets exchanged.  Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have commercial substance.  Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets.  That exception required that some non-monetary exchanges, although commercially substantive, to be recorded on a carryover basis.  By focusing the exception on exchanges that lack commercial substance, the FASB believes SFAS No. 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance.  The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123I”).  SFAS 123I will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.  SFAS 123I covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  SFAS 123I replaces SFAS No 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”.  SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.  However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used.  Public entities (other than those filing as small business issuers) will be required to apply SFAS 123I as of the first interim or annual reporting period that begins after June 15, 2005.  The Company has evaluated the impact of the adoption of SFAS 123I, and does not believe the impact will be significant to the Company’s overall results of operations or financial position

In May 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections- a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“FAS 154”), which changes the requirements for the accounting for and reporting of a change in accounting principle, requires retrospective application to prior periods’ financial statements of changes in accounting principle and carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate.  This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The Company does not expect the adoption of FAS 154 to affect future reporting or disclosures.

INTERNATIONAL INDUSTRIAL ENTERPRISES, INC.

Notes to Consolidated Financial Statements

YEARS ENDED DECEMBER 31, 2006, 2005, 2004

NOTE 2 – NOTE RECEIVABLE

Note Receivable, at December 31, 2005 consisted of the balance due on the sale of assets of GOA for 15,590.  The balance of 5,590 was paid in 2006.  The sale of assets consisted of goodwill and a customer list.

NOTE 3 – STOCKHOLDER LOAN

The Company is indebted to a shareholder, a related party for a loan of $12,900.  Terms indicate that it is payable on demand interest free.

NOTE 4 – INCOME TAXES

No provisions for income taxes have been recorded since the Company has incurred losses since inception.

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset attributable to the future utilization of net operating loss carryforwards as of June 30, 2006, 2006 will be realized.  Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at June 30, 2006.  The Company will continue to review this valuation allowance and make adjustments as appropriate.

Current United States tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

December 31, 2006

June 30, 2007

A summary of the Company's significant accounting policies is as follows:

Estimates

The preparation of financial statements is in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

Cost method

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2007

	2005	2006	2007

Revenues gross margin	13,914	1,462	-0-

Operating Expense	34,487	27,223	2,018

Liquidity and Resources	(20,573)	(25,701)	(2,018)

Our ability to satisfy our obligations depends in part upon our ability to maintain a profitable level of operations, securing short and long-term financing to continue development of client bas. There is no assurance that short and long-term financing can be obtained to fulfill our capital needs. Without the short or long-term financing, we may attempt to sell additional common stock to meet our current and future capital needs. If  we are were not able to obtain either short or long-term funding, additional customers or funding through the sale of its common stock, the Company would be unlikely to continue its operations.

External sources of liquidity may include loans from our management and others as necessary. At this time, the Company's management is unaware of any known trends, events or uncertainties that may have a material impact on its short or long-term liquidity, net sales or revenues or income from continuing operations, or any seasonal aspects that may have a material effect on its financial conditions or results of operations.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts of future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets for Dec 31, 2006 and June 30, 2007.

Revenue Recognition

The Company reports income and expenses on the accrual basis of accounting, whereby income is recorded when it is earned and expenses recorded when they are incurred.

	2005	2006	2007

Notes Payable	5,590	-0-	-0-

Accounts Receivable	-0-	-0-	-0-

Loans to shareholder	-0-	12,900	14,924

Current Liabilities	-0-	-0-	-0-

Stockholders Equity	(12,939)	(12,828)	(14,846)

Common Stock

The Company has authorized common stock and has not authorized any preferred stock.

Net Loss per Common Share

.005

.005

.006

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted-averaged number of shares and dilutive potential common shares outstanding. dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding as of December 31, 2006, issued and outstanding and as of June 30, 2007, 2,500,000 shares issued and outstanding.)

Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which may not continue. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.

ITEM 23

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There are no changes in and disagreements with accountants.

ITEM 24

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes authorize indemnification of a director, officer, employee or agent of Dechan against expenses incurred in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, or employee, or agent of Dechan who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in this case, a court of competent jurisdiction determined such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Dechan pursuant to the foregoing provisions, Dechan had been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25

EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Filing Fee	$15.35
Legal Fees and Expenses	1,500.00
Accounting Fees and Expenses	5,250.00
Miscellaneous Expenses	365.00
TOTAL	$7,130.35

Expenses are estimated.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

_____________________________________________________________________________________________

ITEM 26

RECENT ISSUE OF UNREGISTERED SECURITIES

No recent issue of unregistered securities.

All shares of Common Stock of the company's previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one-year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of then outstanding common stock, or the average weekly trading volume during four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sales of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the three preceding three months, an affiliate of Dechan, Inc.

These shares were issued without solicitation to friends and relatives of the Company's officers and directors who desired to assist in the building of the Company. The Company had reasonable grounds to believe prior to making an offer to the above investors, and did in fact believe, when said investments were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. All such sales were affected without the aid of underwriters, and no sales commissions were paid. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, in accordance with Rule 144.

AVAILABLE INFORMATION

Dechan has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all the amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement, which may be read and copied at the Commission’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

ITEM 27

EXHIBITS

Number and Description

3.1

Articles of Incorporation*

3.1a

Amended Articles of Incorporation*

3.1b

Amended Articles of Incorporation*

3.2

By laws.*

5.1

Legal Opinion (and Attorney consent)*

10.1

Stock Exchange Agreement (Mr. Garcia and Mr. Stambro)*

23.1

Auditor’s Consent

23.2

Attorney’s Consent (included in Exhibit 5.1)*

* Incorporated by reference to the SB-2 registration statement filed August 30, 2007.

ITEM 28

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

  (i) To include any Prospectus required by Section l0 (a)(3) of the Securities Act of l933;

  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the Offering. Non-Applicable to this filing.

(4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, NV as of October 23, 2007.

International Industrial Enterprises, Inc

/s/ David W. Rodgers
By: David W. Rodgers, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date

/s/ David W. Rodgers		October 23, 2007

By: David W. Rodgers	President, CEO, CFO, Controller, Secretary, Treasurer and sole Director